UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2012

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

McMoRan Exploration Co. (the Company) held its 2012 annual meeting of stockholders on June 14, 2012, in Wilmington, Delaware. At the annual meeting, the Company’s stockholders (1) elected each of the eleven persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders, (2) approved, on an advisory basis, the compensation of the named executive officers, and (3) ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm for the 2012 fiscal year.

Of the 161,564,454 shares of the Company’s common stock outstanding as of the record date, 150,114,478 shares were represented at the annual meeting.  The independent inspector of elections reported the vote of stockholders as follows:

Proposal 1:      Election of eleven directors.

Name	Votes For	Votes Withheld	Broker Non-Votes

Richard C. Adkerson	115,673,728	685,492	33,755,258
A. Peyton Bush, III	115,507,363	851,857	33,755,258
William P. Carmichael	115,776,496	582,724	33,755,258
Robert A. Day	115,735,468	623,752	33,755,258
James C. Flores	115,732,720	626,500	33,755,258
Gerald J. Ford	115,066,771	1,292,449	33,755,258
H. Devon Graham, Jr.	115,427,319	931,901	33,755,258
Suzanne T. Mestayer	115,491,719	867,501	33,755,258
James R. Moffett	115,396,900	962,320	33,755,258
B. M. Rankin, Jr.	115,423,791	935,429	33,755,258
John F. Wombwell	115,722,773	636,447	33,755,258

Proposal 2:	Approve, on an advisory basis, the compensation of the named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

86,746,983	29,349,569	262,668	33,755,258

Proposal 3:	Ratification of appointment of Ernst & Young LLP as the independent registered public accounting firm.

Votes For	Votes Against	Abstentions

149,357,683	703,831	52,964

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By:	/s/ Nancy D. Parmelee

Nancy D. Parmelee

Senior Vice President, Chief Financial Officer and Secretary
(authorized signatory and Principal Financial Officer)

Date: June 15, 2012